Exhibit 10.10

WAIVER AND RIDER NO. 5
TO
EQUIPMENT LEASE
AGREEMENT

THIS WAIVER AND RIDER NO. 5 TO EQUIPMENT LEASE AGREEMENT, dated as of January 10, 2003 (this “Agreement”), between APPLIED EXTRUSION TECHNOLOGIES, INC. (the “Lessee”) and LaSalle National Leasing Corporation (the “Lessor”).

W I T N E S S E T H:

WHEREAS, the Lessee and the Lessor are parties to the Equipment Lease Agreement, dated as of December 29, 1997, as amended (the “Lease Agreement”); and

WHEREAS, certain of the Lessee’s financial statements that for the period ending on or prior to September 30, 2002 that were delivered to the Lessor were inaccurate in certain material respects and, as a result, a Default (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I) has or may have occurred under Section 15(3), (6) and (7) of the Lease Agreement (collectively, the “Subject Events of Default”); and

WHEREAS, the Lessee has delivered to the Lessor its restated financial statements for the period ending September 30, 2002 (collectively, the “Restated Financial Statements”); and

WHEREAS, the Lessee has requested that, as of the Effective Date, the Subject Events of Default be waived and the amendment set forth herein be made; and

WHEREAS, the Lessor is willing, subject to the terms and conditions hereinafter set forth, to grant such waiver;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Agreement” is defined in the preamble.

“Effective Date” shall have the meaning provided in Section 5.1.

“Lease Agreement” is defined in the first recital.

“Lessee” is defined in the preamble.

“Lessor” is defined in the preamble.

“Restated Financial Statements” is defined in the third recital.

“Subject Events of Default” defined in the second recital.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein have the meanings provided for in the Lease Agreement.

ARTICLE II

WAIVER

Effective on (and subject to the occurrence of) the Effective Date, the Lessor waives the Subject Events of Default that occurred as a result of the delivery of the Restated Financial Statements.

ARTICLE III

AMENDMENT

The Lessee agrees that for each period set forth below its EBIDTA shall not be less than the applicable amount set forth opposite each such relevant period:

Two fiscal quarters ended 3/31/03	16,433
Three fiscal quarters ended 6/30/03	27,945
Four fiscal quarters ended 9/30/03	39,419
Four fiscal quarters ended 12/31/03	42,000
Four fiscal quarters ended 3/30/04	42,000
Four fiscal quarters ended 6/30/04	42,000
Four fiscal quarters ended 9/30/04	48,000
and the four fiscal quarters ended every fiscal quarter thereafter	48,000

For purposes hereof, “EBITDA” means the consolidated net income of the Lessee plus the consolidated interest expense of the Lessee plus the amount deducted in determining net income in respect of income taxes and amortization and depreciation of assets, in each case of the Lessee and its subsidiaries and as calculated by the Lessee prior to the date hereof. This amendment shall form a part of the Agreement as if originally set forth therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lessor to make the waiver provided for in Article II and the amendment provided for in Article III, the Lessee hereby represents and warrants that (a) after giving effect to the waiver provided in Article II each of its representations and warranties contained in the Lease Agreement is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date) and (b) both immediately before and after giving effect to the provisions of this Agreement no Default (other than the Subject Events of Default) has occurred and is continuing.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Effective Date. This Agreement shall become effective as of January 10, 2003 (herein called the “Effective Date”) if each of the Lessor and Lessee have exchanged executed counterparts of the Agreement.

SECTION 5.2. Limitation of Waiver and Amendment. The waiver set forth in Article II and the amendment set forth in Article III shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Lease Agreement.

SECTION 5.3. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.5. Costs and Expenses. The Lessee agrees to pay all reasonable costs and expenses of the Lessor incurred in connection with the execution and delivery of this Agreement.

SECTION 5.6. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE LESSOR AND THE LESSEE VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

LESSOR: LASALLE NATIONAL LEASING CORPORATION

By:	/s/ NEIL KAPLAN
Name:	Neil Kaplan
Title:	Vice President

LESSEE: APPLIED EXTRUSION TECHNOLOGIES, INC.

By:	/s/ BRIAN P. CRESCENZO
Name:	Brian P. Crescenzo
Title:	Vice President & Treasurer

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